September 3, 2014

Borderless Holdings, Inc.

Gentlemen:

This letter is to confirm that I have resigned my position as  Director of Borderless Holdings, Inc. effective as of June 14, 2014. Please notify all appropriate regulatory bodies without delay.

Thank you,

Sincerely,

James L. Silvester